                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                   OF JANUARY 24, 1996 BETWEEN DAVID C. MEEK
                  ("EXECUTIVE") AND BEAL BANK, S.S.B. ("BANK")

     The Executive and the Bank have entered into an Employment Agreement (the "Agreement") dated January 24, 1996, and have agreed to amend such Agreement as follows:

     1. Paragraph 1 - Change December 31, 1998 to December 31, 1996.

     2. Paragraph 3 - Delete second and third sentences.

     3. Paragraph 5 - Add the following sentence at the end of the paragraph:

        Notwithstanding the foregoing, the Executive shall not be entitled to be paid a Bonus for the quarter October 1, 1996 to December 31, 1996 if on or before October 16, 1996 the Bank pays the Executive the severance payment which is hereby agreed to be owing to the Executive in consideration of the mutual agreement of the Bank and Executive to shorten the term of this Agreement from December 31, 1998 to December 31, 1996.

     4. Paragraph 15 - To be added at the end of the Paragraph:

        Notwithstanding the foregoing, if the Executive is paid the $150,000.00 severance payment described in Paragraph 22 below on or prior to October 16, 1996, the Bank shall not be obligated to make an additional severance payment in accordance with Paragraph 22 of the Agreement if the Agreement is terminated without cause after October 16, 1996.

     5. Paragraph 22 - Replace all of paragraph 22 with the following:

        In consideration of Executive agreeing to the terms of this First Amendment, the Bank shall pay the Executive on or before October 16, 1996 the sum of $150,000.00 less statutory payroll deductions, in full consideration of the Company's severance obligations hereunder.

     6. The Bank and the Executive agree that no "good cause" for termination of the Agreement and the Executive's employment by the Bank currently exists. The parties have agreed, however, to amend the Agreement as provided in this First Amendment. Each party agrees this First Amendment has been fully and freely entered into without threat or duress and is the voluntary and knowing act of each such party.

     Executed the 8th day of October, 1996.


                                                       EXECUTIVE:


                                                       /s/ DAVID C. MEEK
                                                       ----------------------
                                                       David C. Meek

                                                       BANK:
                                                       BEAL BANK, S.S.B.


                                                       By: /s/ D. ANDREW BEAL
                                                          -------------------
                                                          D. Andrew Beal,
                                                          Chairman of the Board